                              Exhibit 99

                      FARMER MAC NEWS

FOR IMMEDIATE RELEASE                                                                 CONTACT
February 8, 2006                                                                               Mary K. Waters
                     202-872-7700

Farmer Mac 2005 Financial Results
Earnings Call to Coincide with Form 10-K Filing

Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGM.A) announced today that the Corporation will hold its fourth quarter and calendar year 2005 earnings conference call on the day following the filing of its Annual Report on Form 10-K, consistent with its recent practice with respect to periodic reports under the Securities Exchange Act of 1934. The Corporation intends to file its Form 10-K for 2005 during the week of March 13, 2006. Specific information about the earnings conference call will be made available one week prior to the call.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans. Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively. Additional information about Farmer Mac is available on Farmer Mac’s website at www.farmermac.com.

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